UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021 (March 17, 2021)

Samsara Luggage, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54649	26-0299456
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

One University Plaza

Suite 505

Hackensack, NJ 07601

(Address of principal executive offices and Zip Code)

(877) 421-1574

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 22, 2021, Samsara Luggage, Inc. (the “Registrant”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “Original Form 8-K”), reporting that on March 17, 2021, the Registrant filed a Certificate of Change with the Secretary of State of the State of Nevada (the “Certificate of Change”) to effect a reverse split of Company’s common stock at a ratio of 1-for-7,000 (the “Reverse Stock Split”). This Amendment No. 1 to the Current Report on Form 8-K amends the Original Form 8-K to correct a calculation error relating to the number of outstanding shares of common stock following the Reverse Stock Split.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As a result of the Reverse Stock Split, the number of outstanding shares of common stock of the Registrant will be reduced to 856,618 shares (subject to rounding of fractional shares).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA LUGGAGE, iNC.

By	/s/ Atara Dzikowski
Name:	Atara Dzikowski
Title:	Chief Executive Officer

Date: March 23, 2021

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